SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2008

EVANS & SUTHERLAND COMPUTER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Utah	0-8771	87-0278175
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Komas Drive, Salt Lake City, Utah		84108
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code) (801) 588-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 21, 2008, Evans & Sutherland Computer Corporation (“E&S”) received a notice from the Nasdaq Hearings Panel (the “Panel”) stating that the Panel has determined to transfer the securities of E&S from The Nasdaq Global Market to The Nasdaq Capital Market, effective with the open of business on Monday, August 25, 2008.  Listing on The Nasdaq Capital Market does not affect E&S’s ticker symbol, which will remain “ESCC”.

The Panel’s determination is the result of a hearing between E&S and the Panel on August 14, 2008, regarding E&S’s non-compliance with Marketplace Rule 4405(b)(3), the minimum market value of publicly held shares requirement.  E&S’s continued listing on The Nasdaq Capital Market is contingent upon the successful completion of an application and review process, and evidencing compliance with all requirements for continued listing on The Nasdaq Capital Market.

On August 22, 2008, E&S issued a press release to announce the Panel’s Determination, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein.

Item 9.01                                          Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 22, 2008, issued by Evans & Sutherland Computer Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2008	EVANS & SUTHERLAND COMPUTER CORPORATION

	By:	/s/ David H. Bateman
Name: David H. Bateman
Its: President and Chief Executive Officer